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EX-10.29

AGENCY AGREEMENT  AMENDMENT                               SEPTEMBER 1, 2003
ECHEMTRADETRADE ENERGY & PETROCHEMICALS LTDA.
             &
ENERTECK CHEMICAL CORP.



                          AMENDMENT TO AGENCY AGREEMENT

                                     BETWEEN

                 ECHEMTRADETRADE ENERGY & PETROCHEMICALS LTDA.

                                       AND

                             ENERTECK CHEMICAL CORP.


This is an AMENDMENT ("AMENDMENT ") effective September 1, 2003 to that Agency Agreement ("Agreement") which was entered into February 15, 2003 by and between ECHEMTRADETRADE ENERGY & PETROCHEMICALS LTDA., its divisions, its affiliate companies and concerns, a corporation organized under the laws of Brazil ( "AGENT ") and the ENERTECK CHEMICAL CORP., a corporation organized under the laws of the State of Texas in the United States of America ("EnerTeck").

1.       REPRESENTATION

         The Parties wish to amend and clarify the Agreement as set forth below.

2.       MINIMUM ANNUAL SALES TO MAINTAIN GEOGRAPHIC EXCLUSIVITY

         Appendix "A" of the  Agreement;  Minimum  Annual  Sales for  Geographic
                  Exclusivity shall be and is hereby amended to read as follows:

         Contract Year Ending         Volume of EnerBurn Sold in Territory

         February 15, 2004                           20,000 Gallons
         February 15, 2005                           60,000 Gallons
         February 15, 2006                          100,000 Gallons


3.       TERRITORY


         Appendix "A" of the Agreement; TERRITORY shall be amended to read as follows:

         BRAZIL
         ARGENTINA
         URUGUAY
         PARAGUAY
         PERU
         CHILE

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4.       COMMISSIONS

         Paragraphthree of Article 5. of the Agreement shall be amended to read as follows:

         "EnerTeck shall pay commissions to Agent on all commercial accounts in Agent's territory for as long as this Agreement is in force and such commission payments for Active Accounts at the time of termination shall continue for five years from the effective date of termination of this Agreement, regardless of the reason for termination, or as the Parties may mutually agree. An `ACTIVE ACCOUNT' shall be defined for these purposes as any account which has purchased and paid for EnerTeck Products within the preceding twelve-month period, and/or is actively in negotiations and/or discussions with Agent for the purchase of Products up to one (1) year prior to the time of termination or loss of geographic exclusivity. Upon termination or loss of geographic exclusivity, Agent shall notify EnerTeck in writing of all active accounts and it is the responsibility of Agent to notify EnerTeck of any changes or additions with respect to Active Accounts. In the event Agent loses geographic exclusivity, EnerTeck shall protect Agent's proprietary relationship with Active Accounts and will not arbitrarily withhold the inclusion of additional Active Accounts as nominated by Agent from time to time."

5.       ACKNOWLEDGEMENT OF "ACTIVE ACCOUNTS"

         EnerTeck hereby acknowledges and confirms that Agent has been actively involved in negotiations and/or discussions with for the purchase of Products with the following prospects in the Territory: BR, Vale do Rio Doce, MRS Logistica, ALL - Americana Latina Logistica, FCA, 1001, Governo do Chile, Mega Petroleo, Ipiiranga, TransUltra, TransQuimica. Therefore, all of those prospects shall be deemed to be "Active Accounts" for the purpose of paragraph three, Article 5. of this agreement upon termination or loss of geographic exclusivity.


6.       GEOGRAPHIC EXCLUSIVITY FOR BRAZIL

         The Parties acknowledge that Petrobras (and affiliate BR) are under negotiations for an exclusive sub-distributing contract with Agent for the inclusion of EnerBurn in 100% of BR branded diesel products. The Parties agree that EnerTeck shall recognize said geographic exclusivity in Brazil in the event that Agent loses geographic exclusivity as outlined in Article V, where Petrobras/BR is identified as an Active Account, and Agent subsequently contracts with Petrobras/BR for Petrobras/BR' exclusive distribution of Products in Brazil anytime up to one year after termination or loss of geographic exclusivity.

7.       APPENDIX "B" COMMISSION SCHEDULES


FOR ALL GOVERNMENT ACCOUNTS (INCLUDING CHILE, PARAGUAY, BR AND PETROBRAS), Agent shall be paid a commission for volumes sold in the amount of the difference between (1) the bulk/Isotank FOB Houston, Texas sales price paid to EnerTeck, and (2) the commission basis price of USD 55.00 per US gallon of EnerBurn product.


                                                   EXECUTED BY:
ECHEMTRADETRADE ENERGY & PETROCHEMICALS LTDA.      ENERTECK CHEMICAL CORP.



---------------------------------------------      ----------------------------

Francisco CS Gularte                               Dwaine D. Reese
President and CEO                                  Chairman & CEO

DATE:                                              DATE: